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                                                                  EXHIBIT 10.11

                            STOCK PURCHASE AGREEMENT



      THIS AGREEMENT is entered into as of the 21st day of June, 1996, by and among the FLEMMING B. JENSEN (the "Seller"), BESSEMER VENTURE PARTNERS III, L.P. ("Bessemer") and VERTEX INVESTMENT (II) PTE. LTD. (together with Bessemer, the "Purchasers").

      In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

      1.   PURCHASE AND SALE OF THE SHARES.

           Subject to the terms and conditions hereof, at the Closing provided for in Section 2.1 below, the Seller shall sell to each Purchaser and each Purchaser shall purchase from the Seller the number of shares of Common Stock of the Company, par value $0.001 per share (the "Shares") set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A, at a purchase price of $0.75 per share.

      2.   CLOSING DATE; DELIVERY.

           2.1 Closing. The Closing of the purchase and sale of the Shares under this Agreement (the "Closing") will be held at the offices of Cooley Godward Castro Huddleson & Tatum in Boulder, Colorado on June 21, 1996 or on such other date as the Seller and the Purchasers may agree, orally or in writing (the "Closing Date").

           2.2   Delivery.  Subject to the terms of this Agreement, at the
Closing: (a) the Seller shall deliver to the Purchasers certificates representing the Shares ("Certificates"), accompanied by duly executed stock powers in a form appropriate for transfer of the Shares to the Purchasers, and
(b) the Purchasers shall deliver to the Seller the purchase price therefor by check or wire transfer made payable to the order of the Seller.

      3.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

           Except as otherwise described below, the Seller hereby represents and warrants to, and agrees with, the Purchasers as set forth in this Section 3.

           3.1 Title. The Seller owns and holds good and valid title to the Shares being sold to the Purchasers, free and clear of any liens, security interests, restrictions, options or encumbrances other than (i) restrictions on transfer under applicable securities
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laws and (ii) restrictions contained in each of the Shareholders Agreements, dated November 1, 1991 and March 25, 1992, by and among Seller, the Company and certain other holders of the capital stock of the Company. The Seller has not pledged the shares, granted any option or similar right with respect to any such Shares or granted any right to acquire any of the Shares other than as contemplated hereby.

           3.2   Validity.

                        (a) The Seller has the full and unrestricted right, power and capacity to enter into, execute and deliver this Agreement, and as of the Closing will have the full unrestricted right, power and capacity to transfer and deliver good and valid title to the Shares being sold by the Seller free and clear of any liens, security interests, restrictions, options, or encumbrances (other than restrictions on transfer under applicable securities laws) and to transfer and deliver the Shares, as represented by the Certificates.

                        (b) This Agreement is a valid and binding obligation of the Seller enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

           3.3   Share Disposition Decision.

                        (a) Information. The Seller has had a continuing opportunity to discuss the Company's business, condition, assets, properties, prospects, plans, management, financial affairs and the like, together with the terms and conditions of this sale of the Shares, with the Company's management and Board of Directors, and has had a continuing opportunity to inspect and review, and to make inquiries of the Company's management concerning, the Company's facilities, plant and equipment. In addition, the Seller has received all information regarding the Company that the Seller believes is material or otherwise necessary to the Seller's decision to sell the Shares to the Purchasers, including but not limited to, copies of the Company's unaudited financial statements dated March 31, 1996 and budget and forecasts dated April 30, 1996.

                        (b) Acknowledgment. The Seller hereby acknowledges that he has been informed by the Company's management that the Company is considering the pursuit of an initial public offering of its Common Stock ("IPO") as early as six (6) months from the date hereof, which, if it occurs, would have a direct and positive affect on the Shares. There is no guarantee, however, that an IPO will in fact occur within this, or any other, timeframe. The Seller further acknowledges its unequivocal understanding, after discussions with the Company's management, that if such IPO occurs, the post-IPO market value of the Shares, in terms of, among other



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factors, market price and liquidity, may be materially and substantially higher than the purchase price received by the Seller for the Shares pursuant to this Agreement, and in fact the post-IPO price is likely to be many times greater than such purchase price to be received by the Seller. The Seller also acknowledges that the amount (i.e., the purchase price) to be received by him for the Shares pursuant to this Agreement represents, in light of all the factors and potentiality surrounding the likely value of the Company's shares in the very near future, a fair, reasonable, full, sufficient and adequate consideration for the sale of the Shares at this time under this Agreement.

                        (c) Advice. In connection with this Agreement and the associated sale of the Shares, the Seller has had an opportunity to consult with and to avail himself of, or has otherwise consulted with and obtained advice from, financial advisors, attorneys and others with substantial experience in transactions of the nature contemplated by this Agreement, and in the valuation, price and liquidity features of stock of privately held companies that are similar to the Company. By virtue of his own knowledge, and through investigations of the Company and inquiries of such advisors, attorneys and others, as well as the Company's management and Board of Directors, together with advice obtained by the Seller specifically for the purpose of assessing the transaction contemplated by this Agreement, the Seller has independently arrived at his decision to sell the Shares pursuant to the terms and conditions of this Agreement.

                        (d) Determination. Notwithstanding that it is extremely likely, although not a certainty, that the Seller would realize substantially greater value for the Shares by holding the Shares in anticipation of appreciation of their price in the future, together with the potential for liquidity through the IPO or other transaction in which the Company's shares may be sold, the Seller hereby desires, without reservation, to sell the Shares under the terms and conditions of this Agreement. The Seller understands that by making such sale under this Agreement he is forever giving up its right to seek, obtain or claim any different disposition of his Shares on any terms, no matter how much greater value the Shares would have achieved and no matter how much greater price he may otherwise have obtained for the Shares. The Seller further understands and agrees that any claim, assertion, allegation or the like by him to the contrary or that is otherwise inconsistent is void.

      4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

           Except as otherwise described below, each Purchaser hereby represents and warrants to and agrees with the Seller as set forth in this
Section 4.





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           4.1   Requisite Power and Authority.  The Purchaser has all
necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All actions on the Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

           4.2 Investment Representations. The Purchaser understands that the Shares have not been registered under the Securities Act. The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in the Agreement. The Purchaser hereby represents and warrants as follows:

                        (a) Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that the Company has no present intention of registering the Shares. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

                        (b) Acquisition for Own Account; Limited Resale. The Purchaser is acquiring the Shares for the Purchaser's own account for investment only, and not with a view towards their distribution, except as expressly described in this paragraph. On or before the thirtieth (30th) day following the Closing Date, each of the Purchasers intends to sell certain of the Shares purchased pursuant to this Agreement to certain existing stockholders of the Company (the "Subsequent Purchasers"). As a condition to any resale of Shares by the Purchasers to the Subsequent Purchasers, the Purchasers will require each Subsequent Purchaser to execute and deliver a letter substantially in the form attached hereto as Exhibit B pursuant to which each Purchaser shall provide representations and warranties identical to those contained in this Section 4, except that each Subsequent Purchaser will represent and warrant that will be acquiring such Shares for its own account for investment only, and not with a view towards their distribution.

                        (c) Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the





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transactions contemplated in this Agreement.  Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                        (d) Company Information. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                        (e) Rule 144. The Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three month period not exceeding specified limitations.

      5.   MISCELLANEOUS.

           5.1 Waiver of Right of First Offer. The Purchasers will cause each person or entity, if any, who holds any preemptive right with respect to the Shares and who is not a party to this Agreement to execute and deliver to the Seller and the Purchasers a written waiver of such right on or prior to the Closing.

           5.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and to be performed entirely within Colorado.

           5.3 Successors and Assigns. The rights and obligations of the parties hereto may not be assigned or transferred, other than by operation of law or except as otherwise expressly provided herein, without the express written consent of the Seller and the Purchasers. Any unauthorized attempt to assign or transfer is void. Subject to the foregoing, the provisions hereof shall inure executors and administrators of the parties hereto.

           5.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.





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           5.5   Separability.  In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           5.6 Title and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

           5.7 Counterparts. This Agreement may be executed in any manner of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           5.8 Attorney's Fees. In the event legal action is instituted in connection with this Agreement, the party prevailing in such action shall be entitled to recover such party's reasonable attorneys' fees and related costs.

           5.9 Represented by Counsel. Each party represents to all other parties to this Agreement that it has been represented by legal counsel of its choice in all aspects of considering, understanding, negotiating and making a determination to enter into this Agreement.





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      In Witness Whereof, the parties have executed this Agreement as of the day and year first above written.

                                   Seller:

                                   Flemming B. Jensen

                                   /s/ FLEMMING B. JENSEN
                                   -----------------------------------



                                   Purchasers:

                                   Bessemer Venture Partners III, L.P.


                                   /s/ ROBERT H. BUESCHER
                                   -----------------------------------
                                   By: Robert H. Buescher


                                   Vertex Investment (II) Pte. Ltd.


                                   /s/ BRUCE GRAHAM
                                   -----------------------------------
                                   By: Bruce Graham





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                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                                 Aggregate
         Name and Address                                            Shares    Purchase Price
         ----------------                                           --------   --------------
         Bessemer Venture Partners III, L.P.
         1025 Old Country Road, Ste. 205
         Westbury, New York 11590


         Vertex Investment (II) Pte. Ltd.
         3 Lagoon Drive, Suite 220
         Redwood City, California 94065

                          Total                                      420,366     $315,274.50
                          -----                                      -------     -----------





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